CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), dated this 28th  day of December 2009, (the “Effective Date”) is by and between Stuart Havenstrite (hereinafter referred to as the “Service Provider”), and Desert Hawk Gold Corp., a Nevada corporation (hereinafter referred to as the “Company”).

Recitals:

A.          The Company desires to engage the Service Provider to provide geological services for the Company’s mining project located in the Gold Hill Mining District of Toole County, Utah (the “Mining Project”).

B.          The Service Provider is a geologist with significant mining experience and has agreed to provide the services on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the faithful performance of the obligations set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Service Provider and the Company hereby agree as follows.

1.           Engagement.  The Company hereby engages the Service Provider, and the Service Provider hereby accepts the engagement, to provide certain geological services for the Company subject to and in compliance with the terms and conditions of this Agreement.

2.           Term of Service. The Company hereby retains the Service Provider for a period of one year beginning as of the Effective Date, which term shall be automatically renewable upon mutual consent of the parties for additional one-year terms as provided herein, unless sooner terminated as provided in Section 7 below (the “Term”). The Term and any extension thereof shall be referred to herein as the “Consulting Period.”  Any Services provided hereunder, and any compensation paid prior to the date this Agreement is executed by the parties, but after the Effective Date, shall be included in this Agreement.

3.           Services to Be Provided.  During the Consulting Period the Service Provider shall provide the following services to the Company:

a.           Geological Services.  The Service Provider will provide those services customarily provided by a geologist in connection with a mining project similar to the Company’s Mining Project, including, but not limited to, the following (the “Services”):
(i)           Geological reports relating to the Mining Project;
(ii)          Mapping of the Mining Project;
(iii)         Core analysis of samples from the Mining Project;
(iv)         Developing and conducting a drilling project on the Mining Project; and
(v)	Such other geological services related to the Mining Project as the parties shall reasonable determine as required or beneficial for the Mining Project.

b.           Availability.  The Service Provider shall perform the Services on an as-needed basis as reasonably requested by the Company from time to time and the Service Provider shall make himself reasonably available to perform such Services in a timely manner.  The parties shall in good faith develop a schedule of projects to be performed in connection with the Mining Project with the completion dates for each project.

c.           Manner of Services Provided.  The Service Provider agrees that the Services will be rendered in a “workmanlike manner,” consistent with the manner of performance by other consultants providing the same or similar services as being rendered hereunder.

4.           Devotion of Time.  During the Consulting  Period, the Service Provider shall expend adequate working time to perform the Services set forth herein; shall devote his best efforts, energy and skill to the services of the Company and the development of the Mining Project; and shall not take part in activities detrimental to the best interests of the Company.  Nothing in this Agreement shall preclude the Service Provider during the term of this Agreement from engaging, directly or indirectly, in any business activity which is not competitive with the then existing business of the Company.

5.           Disclosure of Material Events.  The Company shall promptly disclose to the Service Provider those events or discoveries which are known and/or reasonably anticipated that, in the judgment of the Company may have a material impact on the Mining Project and which may have a material impact on the ability and effectiveness of the Service Provider in providing the Services hereunder.

6.           Compensation.  In consideration for services provided by the Service Provider to the Company, the Company shall provide the following compensation to Service Provider:

a.           Hourly Fees.  The Service Provider shall bill the Company on a monthly basis for the time devoted to the Services provided hereunder.  The fees charged by the Service Provider shall be at the regular hourly fee charged by the Service Provider for like clients.  The Company shall pay such monthly invoices not later than the 15 business day following receipt of the invoice.  Notwithstanding the foregoing, the monthly fees billed during any calendar month shall not exceed $6,000.

b.           Reimbursable Expenses.  The Company agrees to reimburse the Service Provider for all direct expenses authorized by the Company in writing incurred during the Term of this Agreement.  The Service Provider shall submit invoices for such expenses and shall provide such supporting information and documentation as the Company may reasonably request in accordance with Company policy and the requirements of the Internal Revenue Code.  The Company shall pay such invoices within ten (10) days of receipt.

7.           Termination and Extension. The Term shall be sooner terminated or further extended under the following circumstances:

a.           Termination for Cause. Either party hereto shall be entitled, with or without prior notice, to terminate this Agreement for cause, in which case no consulting fees or other compensation (other than such fees that have already been earned by Service Provider) shall be payable to Service Provider after such termination. “Cause” means either party’s (i) gross negligence in the performance or non-performance of any material duties hereunder; (ii) commission of any material criminal act or fraud or of any act that affects adversely the reputation of the Company or the Service Provider; (iii) habitual neglect of either party’s duties required to perform under this Agreement; (iv) dishonesty; or (v) gross misconduct.  Such termination shall not prejudice any other remedy under law or equity of the non-defaulting party and the failure of such party to terminate Service Provider when cause exists shall not constitute the waiver of that party’s right to terminate this Agreement at a later time.  Termination under this Section shall be considered “for cause” for purposes of this Agreement.

b.           Extension of Term. The initial Term may be further extended with the express authorization of the Company’s Board of Directors and Service Provider. Any extended term may be terminated at any time at the will of the Board of Directors, with or without cause.

8.           Confidential Information.  Service Provider recognizes and acknowledges that certain information, including, but not limited to, information pertaining to the financial condition of the Company, its systems, methods of doing business, agreements with customers or suppliers, or other aspects of the business of the Company or which are sufficiently secret to derive economic value from not being disclosed (hereinafter “Confidential Information”) may be made available or otherwise come into the possession of the Service Provider by reason of this engagement with the Company.  Accordingly, the Service Provider agrees that no agent, employee, or representative will (either during or after the term of this Agreement) disclose any Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever or make use to its or their personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of the Company.  The parties hereto agree that the provisions of this Section shall not apply with respect to any information that the Service Provider can document (i) is or becomes (through no improper action or inaction by the Service Provider or any affiliate, agent, consultant or employee) generally available to the public, or (ii) was in its possession or known by it without any limitation on use or disclosure prior to the Effective Date.  Service Provider shall, upon termination of this engagement, return to the Company, and shall cause his agents, employees, and representatives to return to the Company, all documents which reflect Confidential Information (including copies thereof).  Notwithstanding anything heretofore stated in this paragraph, the Service Provider’s obligations under this Agreement shall not, after termination of Service Provider’s engagement with the Company, apply to information which has become generally available to the public without any action or omission of the Service Provider (except that any Confidential Information which is disclosed to any third party by an employee or representative of the Company who is authorized to make such disclosure shall be deemed to remain confidential and protectable under this provision).

9.           Trading Practices.  So long as the Service Provider is in possession of any material non-public information of the Company, the Service Provider shall not, directly or indirectly engage in the purchase or sale the common stock of the Company.  During the Term of this Agreement, and for a period of one year after the termination of this Agreement, the Service Provider shall not, directly or indirectly, engage in any short selling activities of the common stock of the Company.

10.           Independent Contractor.  Service Provider agrees that in performing this Agreement, it is acting as an independent contractor and not as an employee, representative, or agent of the Company and shall provide all facilities and equipment necessary to fulfill its obligations hereunder.  As an independent contractor, the Service Provider shall make no representation as an agent or employee of the Company, shall have no authority to bind the Company or incur other obligations on behalf of the Company, and shall not be eligible for any benefits which the Company may provide to its employees.  Likewise, the Company shall have no authority to bind or incur obligations on behalf of the Service Provider.  All persons hired or retained by Service Provider to perform this Agreement, including, but not limited to, its employees, representatives, and agents, shall be employees or contractors of the Service Provider and shall not be construed as employees or agents of the Company in any respect.  The Service Provider shall be responsible for all taxes, insurance and other costs and payments legally required to be withheld or provided in connection with Service Provider’s performance of this Agreement, including without limitation, all withholding taxes, worker’s compensation insurance, and similar costs.  The Service Provider shall abide by all laws, rules, and regulations pertaining to the Services to be provided hereunder.

11.           Miscellaneous Provisions.

a.           Notice.  All notices required or permitted hereunder shall be in writing and shall be deemed effective: (i) upon personal delivery; (ii) in the case of delivery by mail within the continental United States, on the fourth (4th) business day after such notice or other communication shall have been deposited in the mail, postage prepaid, return receipt requested; (iii) when sent by either facsimile or email at the applicable facsimile number or email address set forth below upon confirmation of transmission or receipt of mailing; or (iv) in the case of delivery by internationally recognized overnight delivery service, when received, addressed as follows:

If to the Company to:
Desert Hawk Gold Corp.
8921 N. Indian Trail Road, #288
Spokane, WA   99208
Attn:  Robert E. Jorgensen, Chairman
FAX:
Email:  bjorg53@yahoo.com

If to the Service Provider, to:
Stuart Havenstrite

FAX:
Email:

or to such other address or addresses, facsimile number or numbers, or email address or addresses as either party shall designate to the other in writing from time to time by like notice.

b.           Attorneys’ Fees.  If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or he may be entitled.

c.           Additional Remedies.  Service Provider acknowledges and agrees that, in the event it shall violate any of the restrictions of this Agreement, the Company will be without adequate remedy at law and will therefor be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief obtained in an action or may have at law or in equity, and the Service Provider hereby consents to the jurisdiction of such court for such purpose, provided that reasonable notice of any proceeding is given, it being understood that such injunction shall be in addition to any remedy which the Company may have at law or otherwise.

d.           Entire Agreement; Modification; Waiver.  This Agreement constitutes the entire agreement between or among the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.  No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties or the applicable parties to be bound by such amendment.  No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.  No waiver will be binding unless executed in writing by the party making the waiver.

e.           Survival of Covenants, Etc.  All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect for a period of two years from the termination date of this Agreement, at the end of which period no claim may be made with respect to any such covenant, representation, or warranty unless such claim shall have been asserted in writing to the indemnifying party during such period.

f.            Assignment.  This Agreement, as it relates to the engagement of the Service Provider, is a personal contract and the rights and interests of the Service Provider hereunder may not be sold, transferred, assigned, pledged or hypothecated, without the prior written consent of the Company, which consent may be withheld for any reason.

g.           Binding on Successors.  This Agreement will be binding on, and will inure to the benefit of, the parties to it and their respective successors, and assigns.

h.           Governing Law and Venue.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah applicable to contracts made and to be performed in such State, without reference to the choice of law principals thereof, and any and all actions to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Utah and in no other place.

i.            Rights Are Cumulative.  The rights and remedies granted to the parties hereunder shall be in addition to and cumulative of any other rights or remedies either may have under any document or documents executed in connection herewith or available under applicable law.  No delay or failure on the part of a party in the exercise of any power or right shall operate as a waiver thereof nor as an acquiescence in any default nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

j.            Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

k.           Drafting.  This Agreement was drafted with the joint participation of the parties and/or their legal counsel.  Any ambiguity contained in this Agreement shall not be construed against any party as the draftsman, but this Agreement shall be construed in accordance with its fair meaning.

l.            Headings.  The descriptive headings of the various paragraphs or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

m.         Number and Gender.  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine, or the neuter gender shall include the masculine, feminine, and neuter.

n.          Counterparts; Facsimile Execution.  This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.  Delivery of an executed counterpart of this Agreement by facsimile or email shall be equally as effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile or email also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

o.          Full Knowledge.  By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties hereto, thereunto duly authorized, has executed this Agreement the respective day and year set forth below.

COMPANY:	Desert Hawk Gold Corp.

Date: December 28, 2009	By	/s/Robert E. Jorgensen
Robert E. Jorgensen, Chairman

SERVICE PROVIDER:

Date: December 28, 2009	/s/ Stuart Havenstrite
Stuart Havenstrite